Exhibit 10.6

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made effective as of February 28, 2017 (the “Effective Date”), by and between Linn Energy, LLC, a Delaware limited liability company (“Seller”), and Linn Energy, Inc., a Delaware corporation (“Buyer”), under the following circumstances:

WHEREAS, on May 11, 2016, Seller and certain of its debtor affiliates filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Victoria Division (the “Bankruptcy Court”). On December 12, 2016, Seller and certain of its debtor affiliates filed that certain Amended Joint Chapter 11 Plan of Reorganization of Linn Energy, LLC and its Debtor Affiliates Other Than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC (as amended and/or supplemented from time to time, the “Plan”), which was confirmed on January 27, 2017 by order of the Bankruptcy Court (the “Order”). The Plan, as confirmed by the Order, provides for the Linn Restructuring Transactions (as defined in the Plan), including the transactions contemplated by this Agreement;

WHEREAS, Seller is the sole owner of 100% of the equity interests in Linn Energy Holdco II LLC, a Delaware limited liability company (the “Company” and such equity interests, the “Transferred Equity”);

WHEREAS, (i) Seller wishes to convey to Buyer, and Buyer wishes to accept, the Transferred Equity, resulting in Buyer being the sole owner of the Transferred Equity and (ii) in exchange therefore, Buyer wishes to convey to Seller, and Seller wishes to accept (x) the LINN Rights Offering Amount (as defined in the Plan) and (y) an amount of equity interests in Buyer, not to exceed 49.9% of the outstanding equity interests of Buyer, in accordance with the Linn Restructuring Transactions (“Buyer Equity”) (collectively, the “Transactions”); and

WHEREAS, the Transactions will be effective immediately after the consummation of the transactions contemplated by that certain Contribution Agreement, made effective as of the Effective Date, by and between Seller and Linn Energy Holdco II LLC.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Seller and Buyer hereby acknowledge and agree to and incorporate the recitals above herein by reference.

2.    Seller hereby contributes, transfers, assigns, conveys, and delivers to Buyer, and Buyer does hereby acquire and accept from Seller, all of Seller’s right, title, and interest in and to the Transferred Equity, with such Transferred Equity being subject to the LINN Exit Facility. In exchange for the Transferred Equity, (i) Buyer hereby transfers to Seller the LINN Rights

Offering Amount and (ii) Buyer hereby contributes, transfers, assigns, conveys, and delivers to Seller, and Seller does hereby acquire and accept from Buyer, all of Buyer’s right, title, and interest in and to Buyer Equity, with such Linn Rights Offering Amount and Buyer Equity to be further distributed to Seller’s creditors in accordance with the Linn Restructuring Transactions.

3.    From and after the Effective Date, Buyer shall be substituted for Seller as the sole member of the Company and the sole record and beneficial owner of all ownership interests in the Company. From and after the Effective Date, Seller shall and does hereby withdraw from the Company as a member, ceases to be a member of the Company and ceases to have or exercise any right or power as a member of the Company. The parties hereto agree that the transfer of the Transferred Equity, the admission of Buyer as a substitute member of the Company and the withdrawal of Seller as a member of the Company shall not dissolve the Company and the business of the Company shall continue. Seller hereby consents to the admittance of Buyer as a substitute member of the Company. Seller hereby waives all provisions, if any, in the Limited Liability Company Agreement of the Company or provided in the Delaware Limited Liability Company Act or any other applicable law, that would prohibit, delay, require notice of, grant rights in connection with, or require compliance with any other requirements in connection with, such transfer and admission.

4.    Seller and Buyer agree to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

5.    This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

6.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.    If any provision of this Agreement is held or declared to be void, illegal, or unenforceable for any reason by a court of competent jurisdiction, the offending provision shall, if possible, be reformed by such court in such manner as will implement, to the fullest extent legally permissible, valid and enforceable, the expressed intentions of the undersigned without illegality, invalidity or unenforceability. If such reformation is not possible, the offending provision shall be stricken and all other provisions of this Agreement shall nevertheless remain in full force and effect.

8.    This Agreement and the rights and obligations hereunder shall in all respects be governed by and construed under the laws of the State of Delaware without regard to any conflict of laws principles that would require the application of any other law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

SELLER:

LINN ENERGY, LLC

By:	/s/ Candice J. Wells
Name:	Candice J. Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary

BUYER:

LINN ENERGY, INC.

By:	/s/ Candice J. Wells
Name:	Candice J. Wells
Title:	Senior Vice President, General Counsel and Corporate Secretary